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                                                                       EXHIBIT 5

               [LETTERHEAD OF BERENBAUM, WEINSHIENK & EASON, P.C.]

November 6, 2000

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

Gentlemen:

         We have acted as counsel for Evergreen Resources, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of securities by the Company from time to time pursuant to Rule 415 under the Securities Act, including shares of common stock, no par value, of the Company with attached share purchase rights ("Common Stock"), pursuant to the Company's Registration Statement on Form S-3 (File No. 333-78203) filed with the Securities and Exchange Commission (the "Commission") on May 11, 1999 and declared effective by the Commission on May 24, 1999 (the "Registration Statement") and the Company's Registration Statement on Form S-3 (File No. 333-49202) filed with the Commission on November 2, 2000 pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), and the proposed offer and sale of 2,840,000 shares of Common Stock, plus up to 426,000 additional shares to cover over-allotments (the "Shares"), as described in a Prospectus Supplement dated November 2, 2000 filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act (the "Prospectus Supplement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the definitive underwriting agreement with respect to the sale of the Shares (the "Underwriting Agreement"), the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus Supplement and the Articles of Incorporation and Bylaws of the Company and such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         Based upon the foregoing examination and review, we are of the opinion that the Shares have been duly authorized and, when sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Colorado.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Rule 462(b) Registration Statement and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement and the Rule 462(b) Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are


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within the category of persons whose consent is required under Section 7 of the
Securities Act and the rules and regulations thereunder.

                                         Very truly yours,

                                         /s/ Berenbaum, Weinshienk & Eason, P.C.